STOCK TRANSFER AND LOAN REPAYMENT AGREEMENT


                                 STOCK TRANSFER
                                      AND
                            LOAN REPAYMENT AGREEMENT


     This Stock Transfer and Loan Repayment Agreement dated as of June 28, 1995 is made and entered into by and among K-5 Leisure Products, Inc., a Minnesota corporation ("K-5"), Simitar, Inc., a Minnesota corporation ("Simitar"), and Mickey Elfenbein ("Elfenbein"), a resident of Medina, Minnesota,

                                    RECITALS

     WHEREAS, Elfenbein is indebted to K-5 in an amount that, as of the Closing Date (as hereinafter defined) will be approximately $927,263 pursuant to a loan in the principal amount of $448,000 made by K-5 to Elfenbein and a loan in the principal amount of $120,575 made by National Developments Ltd. ("National Developments") to Elfenbein (National Developments' rights with respect to which were previously assigned to K-5) (collectively, the "K-5 Indebtedness"); and

     WHEREAS, the K-5 Indebtedness is in part the subject of that certain agreement (the "Debt Agreement") dated April 27, 1988 by and among Elfenbein, K-5, Qwil Resources, Inc. ("Qwil"), Bradley Investments, Inc. ("Bradley"), National Celebrity Video, Inc. ("NCV"), and Simitar Entertainment, Inc. ("Simitar Entertainment") and a related pledge agreement (the "Pledge Agreement"), of even date therewith, between Elfenbein and K-5; and

     WHEREAS, Elfenbein is the sole shareholder of Simitar, and the record and beneficial owner of 362,611 shares of the common stock of K-tel International, Inc. ("K-tel") and 430 common shares and 50 preferred shares of the capital stock of Simitar Entertainment; and

     WHEREAS, K-5 is the record and beneficial owner of 520 common shares and 50 preferred shares of the capital stock of Simitar Entertainment (collectively, the "Simitar Entertainment Shares"); and

     WHEREAS, the parties hereto desire to provide for the payment of the K-5 Indebtedness and for the exchange of the Simitar Entertainment Shares for certain common shares in K-tel and a promissory note, on the terms and subject to the conditions contained in this Agreement,

     NOW, THEREFORE, in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. REPAYMENT OF K-5 INDEBTEDNESS. At the Closing (as hereinafter defined) and on the Closing Date (as hereinafter defined), Elfenbein shall assign, transfer and convey to K-5 231,816 shares of the common stock of K-tel (the "K-tel Repayment Shares") free and clear of any lien, claim or encumbrance of any nature whatsoever, and K-5 shall accept such shares as payment in full of all amounts owing by Elfenbein to K-5.

     2. EXCHANGE OF SIMITAR ENTERTAINMENT SHARES FOR NOTE AND K-TEL SHARES. On or prior to the Closing, Elfenbein shall assign, transfer and convey to Simitar, as a capital contribution, 118,184 common shares of K-tel (the "K-tel Exchange Shares") and all of the common and preferred shares in Simitar Entertainment held of record or beneficially by Elfenbein. At the Closing and on the Closing Date, K-5 shall assign, transfer and convey to Simitar, free and clear of any lien, claim or encumbrance of any nature whatsoever, all of the common and preferred shares in Simitar Entertainment held of record or beneficially by K-5 and, in exchange therefor, Simitar shall assign, transfer and convey to K-5, free and clear of any lien, claim or encumbrance of any nature whatsoever, the K-tel Exchange Shares and Simitar's promissory note in the form attached hereto as Exhibit A (the "Note").

     3. CLOSING DATE AND CLOSING PROCEDURES.

          (1) The Closing of the transactions contemplated herein shall take place at the offices of Kaplan, Strangis and Kaplan, P.A., 5500 Norwest Center, 90 South Seventh Street, Minneapolis, Minnesota 55402, at 10:00 a.m. on October 16, 1995, or at such other time, date or place as to which the parties hereto may mutually agree (for purposes of this Agreement, such event is referred to as the "Closing" and such date and time are referred to as the "Closing Date").

          (2) At the Closing, the parties shall take the following actions:

               (a) Elfenbein shall deliver to K-5 the certificate or certificates representing the K-tel Repayment Shares, duly endorsed for transfer;

               (b) K-5 shall execute and deliver to Elfenbein a receipt acknowledging receipt of the K-tel Repayment Shares as payment in full of all amounts owing by Elfenbein to K-5;

               (c) Elfenbein, K-5, Qwil, Bradley, NCV, Simitar Entertainment and National Developments shall execute a termination and release acknowledging termination of the Debt Agreement and the Pledge Agreement and the repayment in full of all amounts owing by Simitar Entertainment, Elfenbein, NCV and/or Bradley to National Developments, K-5 and/or Qwil and all amounts owing by NCV to Elfenbein;

               (d) K-5 shall deliver to Simitar the certificates representing the Simitar Entertainment Shares, duly endorsed for transfer;

               (e) Simitar shall deliver to K-5 the certificate or certificates representing the K-tel Exchange Shares, duly endorsed for transfer, and the Note;

               (f) Each of Elfenbein and Simitar, on the one hand, and K-5, on the other hand, shall deliver to the other a certificate stating that the representations and warranties made herein were true and correct on the date hereof and are true and correct on the Closing Date and evidencing the due authorization of their execution, delivery and performance of this Agreement by their respective boards of directors;

               (g) Philip Kives, the principal shareholder of K-5, shall submit his resignation as a director and officer of Simitar Entertainment;

               (h) K-5, Simitar and Elfenbein shall, and K-5 shall cause Philip Kives to, execute and deliver a release in the form attached hereto as Exhibit B; and

               (i) K-5 shall enter into a record license agreement with Dominion Entertainment, Inc. in the form attached hereto as Exhibit C.

     4. REPRESENTATIONS AND WARRANTIES.

          (1) Representations and Warranties of Simitar and Elfenbein. In order to induce K-5 to enter into this Agreement and to consummate the transactions contemplated herein, Simitar and Elfenbein, jointly and severally, make the following representations and warranties to K-5:

               (a) Elfenbein is the sole record and beneficial owner of the K-tel Repayment Shares and the K-tel Exchange Shares, with full right, power and authority to transfer the same as contemplated in this Agreement, free and clear of any lien, claim or encumbrance of any nature whatsoever (other than compliance with applicable securities laws). As of the Closing Date, Simitar shall be the sole record and beneficial owner of the K-tel Exchange Shares, with the full right, power and authority to transfer the same as contemplated in this Agreement, free and clear of any lien, claim or encumbrance of any nature whatsoever (other than compliance with applicable securities laws). Between the date hereof and the Closing Date, Elfenbein shall not assign, transfer, convey, pledge, mortgage, hypothecate or otherwise transfer the K-tel Repayment Shares or the K-tel Exchange Shares, or any interest in either of the foregoing, except pursuant to this Agreement.

               (b) Simitar and Elfenbein have each received or had access to all information with respect to K-tel and Simitar Entertainment that they believe is necessary or appropriate to evaluate the merits and risks of the transactions contemplated herein. Elfenbein and Simitar are each sufficiently sophisticated and experienced in financial and business matters to evaluate such merits and risks.

               (c) Simitar is acquiring the Simitar Entertainment Shares without a view to the distribution thereof, solely for Simitar's own account and not for the account of any other person or persons, and Simitar shall not sell or otherwise dispose of such shares except in compliance with all applicable securities laws.

               (d) Elfenbein does not hold or have any direct or indirect interest in any securities, options or rights to acquire debt of K-tel, except 362,611 shares of common stock of K-tel (231,816 of which constitute the K-tel Repayment Shares and 118,184 of which constitute the K-tel Exchange Shares), and except for rights arising as a result of his employment as an officer and director of K-tel.

          (2) REPRESENTATIONS AND WARRANTIES OF K-5. In order to induce Elfenbein and Simitar to enter into this Agreement and to consummate the transactions contemplated herein, K-5 represents and warrants to Elfenbein and Simitar as follows:

               (a) K-5 is the sole record and beneficial owner of the Simitar Entertainment Shares, with full right, power and authority to transfer the same as contemplated in this Agreement, free and clear of any lien, claim or encumbrance of any nature whatsoever. Between the date hereof and the Closing Date, K-5 shall not assign, transfer, convey, pledge, mortgage, hypothecate or otherwise transfer the Simitar Entertainment Shares, K-5's rights with respect to any amounts owing by Elfenbein to K-5, or any interest in either of the foregoing, except pursuant to this Agreement.

               (b) K-5 has received or had access to all information with respect to K-tel and Simitar Entertainment that it believes is necessary or appropriate to evaluate the merits and risks of the transactions contemplated herein. K-5 is sufficiently sophisticated and experienced in financial and business matters to evaluate such merits and risks.

               (c) K-5 is acquiring the K-tel Repayment Shares and the K-tel Exchange Shares without a view to the distribution thereof, solely for K-5's own account and not for the account of any other person or persons, and K-5 shall not sell or otherwise dispose of such shares except in compliance with all applicable securities laws.

               (d) Neither K-5 nor its principal shareholder, Philip Kives, holds or has any direct or indirect interest in any securities, options or rights to acquire debt of Simitar Entertainment, except the Simitar Entertainment Shares.

     5. CONDITIONS PRECEDENT. The obligation of each of the parties to close on the transactions contemplated herein is subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

          (1) ACCURACY OF REPRESENTATIONS AND WARRANTIES IN COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the other parties hereto contained in this Agreement shall have been true and correct at and as of the date hereof, and they shall be true and correct at and as of the Closing Date with the same force and effect as though made at and as of that time. Each of the other parties shall have performed and complied with all of their obligations required by this Agreement to be performed or complied with at or prior to the Closing Date.

          (2) PURCHASE AND SALE TRANSACTION. The closing of the transactions contemplated by that certain Agreement for Purchase and Sale of even date herewith by and among Simitar and K-tel International, Inc. shall have occurred or be occurring contemporaneously with the Closing of the transactions contemplated herein.

     6. EXPENSES. The expenses of the transactions contemplated hereunder, including legal and accounting fees, if any, shall be borne by the party incurring the expense, whether or not the transactions contemplated under this Agreement shall be consummated.

     7. FURTHER ASSURANCES. From and after the Closing, each of the parties hereto shall execute, acknowledge and deliver all such further assignments, assurances and other instruments as may be reasonably necessary to perfect the conveyances contemplated in this Agreement.

     8. ENTIRE AGREEMENT. This Agreement contains the entire Agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings among them with respect thereto. This Agreement may be amended, modified or supplemented only pursuant to a written instrument signed by each of the parties hereto.

     9. TERMINATION. This Agreement may be terminated and the transactions contemplated herein abandoned by either party hereto in the event that the Closing shall not have taken place by November 30, 1995, but any such termination shall be without prejudice to any other rights or remedies of any party hereto with respect to any breach of this Agreement occurring prior to such termination.

     10. BROKER'S COMMISSION. Each of the parties hereto shall indemnify and hold harmless the other from the commission, fee or claim of any person, firm or corporation employed or retained or claiming to be employed or retained by such party to bring about, or to represent it in, the transactions contemplated hereby.

     11. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives.

     12. NOTICES. Any notice, request, information or other document to be given hereunder to any of the parties by any other party shall be in writing and delivered personally, or sent by registered or certified mail or nationally recognized overnight carrier, postage prepaid, or by facsimile transmission, as follows:

        If to Simitar or                   2605 Fernbrook Lane North
          Elfenbein:                       Minneapolis, MN  55447-4736
                                           Attention:  Mickey Elfenbein
                                           Facsimile No. 612-559-6885

        with a copy to:                    Leonard, Street and Deinard
                                           150 South Fifth Street, Suite 2300
                                           Minneapolis, Minnesota  55402
                                           Attention:  Steven D. DeRuyter
                                           Facsimile No. 612-335-1657

        If to K-5:                         2605 Fernbrook Lane North
                                           Suite O
                                           Minneapolis, Minnesota  55447-4736

        with a copy to:                    Taylor McCaffrey
                                           9th Floor, 400 St. Mary Avenue
                                           Winnipeg, Manitoba
                                           Canada  R3C 4K5
                                           Attention:  Jacqueline A. Lowe
                                           Facsimile No. 204-957-0945

A notice, request, information or other document shall be deemed to have been given (i) when personally delivered, (ii) five days after having been placed in the mail, if delivered by registered or certified mail, (iii) the day after having been placed with a nationally recognized overnight carrier, if delivered by a nationally recognized overnight carrier, and (iv) when transmitted with electronic confirmation of receipt, if transmitted by facsimile. Any party may change the address to which communications hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice.

     13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota applicable to contracts made and to be performed therein.

     IN WITNESS WHEREOF, the undersigned have executed this Stock Transfer Agreement on the date first written above.


                                   K-5 LEISURE PRODUCTS, INC.

                                   By ________________________________________
                                     Its _____________________________________


                                   /s/ Mickey Elfenbein
                                   Mickey Elfenbein


                                   SIMITAR, INC.

                                   By /s/ Mickey Elfenbein
                                      Mickey Elfenbein
                                      Its President


                                   Exhibit A

                                PROMISSORY NOTE


[See Attachment]                                        Dated:  __________, 1995
                                                         Minneapolis, Minnesota


     FOR VALUE RECEIVED, Simitar, Inc., a Minnesota corporation (the "Borrower"), K-tel International (USA), Inc., Dominion Entertainment, Inc., US Distribution Services, Inc., and Simitar Entertainment, Inc., jointly and severally, promise to pay to the order of K-5 Leisure Products, Inc., a Minnesota corporation (the "Holder"), at the Holder's principal office located at 2605 Fernbrook Lane North, Suite O, Minneapolis, Minnesota 55447-4736, or at such other place as the Holder of this Note may from time to time designate, the principal sum of [see attachment], plus interest on the principal balance remaining unpaid from time to time at the Prime Rate (as hereinafter defined) as of the date of this Note, and as adjusted on _______________ and _______________ [semi-annual adjustment dates] of each year thereafter (the "Adjustment Dates"). As used in this Note, "Prime Rate" means the rate designated as the "Prime Rate" in the "Money Rates" section (or any successor thereto) of the Wall Street Journal as of the applicable Adjustment Date (or, if the applicable Adjustment Date is not a business day, as of the business day immediately preceding the applicable Adjustment Date).

     The entire outstanding principal balance of this Note and all accrued but unpaid interest thereon shall be due and payable in full upon the first to occur of the following events (the occurrence of any such event, or other payment in full of all amounts owing under this Note, being hereinafter referred to as the "Maturity" of this Note):

     1. The completion by the Borrower, any of its subsidiaries, or any other corporation that controls all or substantially all of the issued and outstanding capital stock of the Borrower, of a registered public offering of its equity securities;

     2. The Borrower, K-tel International (USA) Inc., Dominion Entertainment, Inc. or Simitar Entertainment, Inc. becoming insolvent or any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law being commenced in respect of any of the foregoing corporations and remaining for 60 days undismissed;

     3. The Borrower or any of its subsidiaries transferring to a third party assets having a fair market value greater than $1,000,000, other than sales in the ordinary course of business, sales of the stock or any assets of Dominion Vertriebs, GmbH, K-tel International (FRANCE) SARL, and K-tel International (SPAIN) SL, and sales and other transfers of assets in connection with the Borrower's financing of its acquisition as of the date hereof of the other makers of this Note;

     4. The cumulative retained earnings of the Borrower (determined in accordance with generally accepted accounting principles consistently applied) increasing from and after the date hereof by $5,000,000 (provided that any payment of principal or interest by reason of the occurrence of the event set forth in this subparagraph 4 shall be subject to any restrictions or limitations binding upon the Borrower in favor of the Borrower's lenders or equity security holders); or

     5. Mickey Elfenbein selling or otherwise disposing of any of his shares of the capital stock of the Borrower or any interest in such shares other than:

          (a) a transfer of such shares or any interest therein to a spouse or child of Mickey Elfenbein or a trust established for the principal benefit of Mickey Elfenbein or a spouse or child of Mickey Elfenbein;

          (b) a transfer of such shares or interest to an employee of the Borrower or any of its affiliates; and

          (c) a grant of a security interest in such shares or any interest therein to any party providing financing to the Borrower or any of its affiliates;

          provided that such transfer or grant of a security interest does not result in Mickey Elfenbein being the registered and beneficial owner of less than 50 percent of the issued and outstanding shares of the capital stock of the Borrower of which he is the record and beneficial owner as of the date of this Note.

     Prior to the Maturity of this Note or the Amortization Commencement Date (as hereinafter defined), the Borrower shall pay to the Holder, as prepayments of amounts owing hereunder:

     1. an amount equal to the Profits (as hereinafter defined) of K-tel International, Inc. ("K-tel") or its affiliates up to the date hereof with respect to the product known as the "101 Country Hits", payable within 60 days of the date hereof;

     2. an amount equal to the Profits earned by the Borrower, or the Borrower's affiliates with respect to the product known as the "101 Country Hits" from and after the date hereof and prior to the Maturity of this Note, payable in installments within 60 days following the end of each calendar quarter; and

     3. an amount equal to all royalties due and owing by the Holder (excluding American Federation of Musicians' payments and other expense reimbursements and non-royalty payments, if any) prior to the maturity of this Note to Dominion Entertainment, Inc. ("Dominion") pursuant to that certain record license agreement of even date herewith between Dominion and the Holder (the "Record License Agreement"), less one cent per track and less all income and similar taxes owing by Dominion with respect thereto, payable as an offset against amounts owing by the Holder to Dominion pursuant to the Record License Agreement.

     As used in this Note, "Profits" means gross receipts from the sale of the "101 Country Hits" box set, any individual compact discs or cassette tapes with respect thereto and all "upsales" made in connection with direct response sales thereof (collectively, the "Products"), less (i) reserves for returns and bad debts with respect to the Products, determined in accordance with the methods used by Borrower to determine such reserves generally (the reserve for returns being 10 percent of shipped orders), (ii) the costs set forth on Exhibit A attached hereto and incorporated herein by reference and corresponding costs with respect to "upsales", (iii) other amounts paid to third parties in connection with the production, manufacturing, promotion, marketing, sale or distribution of the Products (excluding commissions on sales to retail outlets), and (iv) in the case of sales to retail outlets, 10 percent of the selling price.

     The Holder shall have the right to audit the books and records of the Borrower with respect to the Products, during normal business hours and on reasonable prior written notice, at anytime prior to the Amortization Commencement Date (but not more often than once per calendar quarter), for the purpose of identifying the calculation of "Profits" pursuant to the proceeding paragraph (including, without limitation, the product costs set forth on Exhibit A attached hereto); provided, however, that (i) the royalties paid by Borrower to third parties shall be assumed to have been based on a $90.00 selling price, whether or not the amounts actually paid were so based, (ii) the royalties paid to the Borrower and its subsidiaries shall be assumed to have been $.03 per track, regardless of the amount actually paid, and (iii) the freight and handling costs shall be assumed to have been $2.02 or $2.03, as shown on Exhibit A, regardless of the amount actually paid. The Holder shall maintain all information received in such audit in strict confidence, and not disclose such information to any third party or use such information for any purpose other than enforcing its rights under this Note.

     The Borrower may otherwise prepay amounts owing hereunder, in whole or in part, at any time and from time to time, without premium or penalty. All prepayments shall be applied first in reduction of the accrued but unpaid interest owing hereunder and thereafter in reduction of the principal balance hereof.

     Interest accruing hereunder from the date of this Note through the fifth anniversary hereof (the "Amortization Commencement Date"), to the extent not prepaid pursuant to the preceding paragraphs, shall be paid in annual installments on each anniversary of the date of this Note.

     The entire principal balance of this Note outstanding as of the Amortization Commencement Date, together with all interest accrued but unpaid as of such date or thereafter accruing, shall be paid in five equal annual installments, one on each of the five anniversaries of the Amortization Commencement Date.

     The Borrower hereby waives: (a) presentment, protest and demand, and (b) notice of protest, demand, dishonor and nonpayment of this Note.

     The obligation evidenced by this Note was negotiated, delivered and accepted in the State of Minnesota, the laws of which state shall in all respects be controlling in the interpretation and validity of this Note and all obligations evidenced hereby.

                                    SIMITAR, INC.


                                    By ________________________________________
                                       Mickey Elfenbein
                                       Its President

                                    K-TEL INTERNATIONAL (USA), INC.


                                    By ________________________________________
                                       Its _____________________________________

                                    DOMINION ENTERTAINMENT, INC.


                                    By ________________________________________
                                       Its _____________________________________

                                    US DISTRIBUTION SERVICES, INC.


                                    By ________________________________________
                                       Its _____________________________________



                                    SIMITAR ENTERTAINMENT, INC.


                                    By ________________________________________
                                       Its _____________________________________






                                   Exhibit A


101 COUNTRY SONGS - SET                                                   6/9/95


           101 COUNTRY SONGS
           PRODUCT #80184/80182
           INITIAL SRLP:
                  DIRECT RESPONSE:          $69.95            $89.95
                  SHIPPING & HANDLING:       $8.95             $8.95

                                                          DIRECT RESPONSE
                                                       CASS              CD
1)       FOREVER COUNTRY                              $1.67             $2.31
2)       COUNTRY SUNSHINE                             $1.66             $2.30
3)       EASY COUNTRY                                 $1.27             $1.71
4)       MELLOW COUNTRY                               $1.59             $2.19
5)       COUNTRY MEMORIES                             $1.26             $1.70
6)       TIMELESS COUNTRY                             $1.50             $2.06
7)       COUNTRY NIGHTS                               $1.41             $1.91
8)       COUNTRY ROMANCE                              $1.51             $2.07
9)       COUNTRY CLASSICS                             $1.30             $1.76
10)      COUNTRY ROADS                                $1.55             $2.13
                                                     $14.72            $20.14
         BOX                                          $0.15             $0.15
         ASSEMBLY (HANDS)                             $0.17             $0.17
         TOTAL 10 CD SET COST                        $15.04            $20.46

         PATSY CLINE                                  $1.32             $1.84
         GREATEST WESTERN THEMES                      $1.75             $2.11

         ACM ROYALTY                                  $0.70             $0.90
         EDDIE RABBITT ROYALTY                        $1.05             $1.35
         FREIGHT & HANDLING                           $2.02             $2.03
         MAILER                                       $0.15             $0.15
         TOTAL:                                      $22.03            $28.84




                                   ATTACHMENT


                         CALCULATION OF PROMISSORY NOTE
                               PRINCIPAL BALANCE





                                 Principal          Start Date             Per Diem Interest

K-5 Loan to Elfenbein             448,000        October 25, 1995       $98.19 (8%/annum)


National Development, Ltd.        118,376        December 12, 1994      $14.28 (8%/annum on $65,169)
Loan to Elfenbein


K-5 Letter of                     140,000        December 31, 1994      $30.68 (8%/annum)
Credit Expenses


Original principal amount of loan will be sum of principal balances plus per diems from the respective start dates to the closing date.




                                                                       Exhibit B

                                 MUTUAL RELEASE


                                   EXHIBIT B


                                 MUTUAL RELEASE


      This instrument is made and entered into as of the ____ day of __________, 1995 by and among K-5 Leisure Products, Inc. ("K-5"), a Minnesota corporation, Simitar, Inc. ("Simitar"), a Minnesota corporation, Mickey Elfenbein ("Elfenbein"), a resident of Medina, Minnesota, and Philip Kives ("Kives"), a resident of Winnepeg, Manitoba pursuant to that certain stock transfer and loan payment agreement dated _______________, 1995 by and among K-5, Simitar and Elfenbein (the "Stock Transfer Agreement"). Capitalized terms used but not otherwise defined in this instrument are used in this instrument as defined in the Stock Transfer Agreement.

      A. KNOW ALL MEN BY THESE PRESENTS that Simitar and Elfenbein (collectively, the "Elfenbein Parties"), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, for themselves and for their heirs, predecessors, successors and assigns, do hereby remise, release and forever discharge K-5 and Kives (collective, the "Kives Parties") and their heirs, predecessors, successors and assigns of and from any and all manner of actions, suits, claims, demands, advances, indemnifications, damages, judgments, levies, and executions, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, fixed or contingent, direct or indirect, at law or in equity, that any one or more of the Elfenbein Parties, or their heirs, predecessors, successors or assigns, ever had, has or ever can, shall or may have or claim to have against any one or more of the Kives Parties for, upon, or by reason of any matter, fact or thing prior to the date of these presents relating to or arising out of the debt agreement, the pledge agreement, or the business of K-5, Simitar, Qwil, Bradley, NCV, or Simitar Entertainment, other than claims arising out of the Stock Transfer Agreement, that certain agreement for purchase and sale dated ___________, 1995 between Simitar and K-tel International, Inc., and any promissory note, certificate, agreement or other instrument issued pursuant to or in connection with either of the foregoing.

      B. KNOW ALL MEN BY THESE PRESENTS that the Kives Parties, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, for themselves and for their heirs, predecessors, successors and assigns, do hereby remise, release and forever discharge the Elfenbein Parties and their heirs, predecessors, successors and assigns of and from any and all manner of actions, suits, claims, demands, advances, indemnifications, damages, judgments, levies, and executions, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, fixed or contingent, direct or indirect, at law or in equity, that any one or more of the Kives Parties, or their heirs, predecessors, successors or assigns, ever had, has or ever can, shall or may have or claim to have against any one or more of the Elfenbein Parties for, upon, or by reason of any matter, fact or thing prior to the date of these presents relating to or arising out of the debt agreement, the pledge agreement, or the business of K-5, Simitar, Qwil, Bradley, NCV, or Simitar Entertainment, other than claims arising out of the Stock Transfer Agreement, that certain agreement for purchase and sale dated ___________, 1995 between Simitar and K-tel International, Inc., and any promissory note, certificate, agreement or other instrument issued pursuant to or in connection with either of the foregoing.

      C. The undersigned, by execution hereof, state that they have been duly represented by counsel of their own selection in the premises, and that this Mutual Release has been read by the undersigned and their counsel, and that the undersigned understand and fully agree to each, all and every provision hereof, hereby acknowledging receipt of a copy hereof.


                                                K-5 LEISURE PRODUCTS, INC.


Dated:  ___________, 1995                       By _____________________________
                                                   Its _________________________


                                                SIMITAR, INC.


Dated:  ___________, 1995                       By _____________________________
                                                   Its _________________________



Dated:  ___________, 1995                       ________________________________
                                                Mickey Elfenbein



Dated:  ___________, 1995                       ________________________________
                                                Philip Kives


                                   EXHIBIT C


                            RECORD LICENSE AGREEMENT

                  Dated as of the ___ day of ___________, 1995

Between                                   And

DOMINION ENTERTAINMENT, INC.             K-TEL INTERNATIONAL, INC.
2605 Fernbrook Lane North                2605 Fernbrook Lane North
Minneapolis, MN 55447                    Suite O
(the "Licensor")                         Minneapolis, MN 55447
                                         (the "Licensee")

                              W I T N E S S E T H

          In consideration of the mutual promises and covenants herein contained, the parties hereby agree as follows:

    GRANT AND SCOPE OF RIGHTS

  (a) Subject to all limitations contained herein, Licensor hereby grants to Licensee for the Term (as defined in Clause 4) and in the Territory (as defined in Clause 22) the non-exclusive right to use master recordings contained in the Dominion re-record catalog which have been approved in writing by Licensor (hereinafter called the "Licensed Masters") in connection with the exploitation of one Album for sale by Licensee via infomercials.

  (b) The rights hereby granted by Licensor to Licensee include the following:

     (i) The right to exploit the Album through television infomercial sales only.

     (ii) The right to use the approved name likeness and biography of each artist whose performance is embodied in the said Licensed Masters in connection with the advertising, publicizing or sale of the Albums.

     (iii) The right, subject to Clause 9(c) hereof and to the extent permitted by the applicable laws of the Territory, to perform publicly or to permit the public performance by means of radio or television broadcast or otherwise of records manufactured from the said Licensed Masters for the purposes only of advertising the sale of the Albums.

     (iv) The right to use and control the use of the said Licensed Masters the matrices, mothers, stampers or other copies or derivatives and records manufactured from the master recordings and the performance(s) embodied therein for the purposes hereof only.

2.           LIMITATIONS OF RIGHTS

  (a)  Notwithstanding anything to the contrary contained herein:

     (i) Licensee shall only embody the Licensed Masters on the said Albums and shall not make any second or other use thereof.

     (ii) It is acknowledged that all Licensed Masters hereunder are not the original recordings but rather a re-recorded version of the original recording and Licensee shall clearly designate such Licensed Masters as re-recordings on all Album jackets, sleeves, inlay cards, and any packaging related thereto. The obligation to so designate such Licensed Masters is of the essence of this Agreement.

     (iii) The rights herein granted to Licensee shall be limited to the extent that Licensor owns or controls such rights, and Licensor specifically states that it does not own or control the exclusive rights in the Territory to each and every Licensed Master comprising the Albums.

  (b) Except as described in paragraph (c) of this Clause 2, Licensor reserves exclusively to itself and its successors, licensees and assigns all rights and uses in and to the Licensed Masters whether now or hereafter known or in existence, except the limited use expressly licensed hereunder. By way of illustration and not of limitation, Licensee shall not:

     (i) Exploit the Album hereunder at any price other than in the so-called "full-priced" category.

     (ii) Use the Licensed Masters or dispose of or use in any way records or tapes manufactured therefrom except for commercial manufacture and sale of the records as herein provided.

     (iii) [Intentionally Deleted]

     (iv) Edit or alter the Licensed Masters. Licensee shall only employ the Licensed Masters in the manner and for the purpose originally recorded by or for Licensor.

     (v) Sub-license or otherwise convey any rights under this Agreement.

     (vi) Exploit the Album in any retail channels of trade either directly or indirectly.

     (vii) Undertake or knowingly permit the manufacture, advertising, distribution or sale of any Licensed Master or the Album outside the Territory.

3.           RESERVATION OF RIGHTS

  (a)  The following shall be and remain the property of Licensor:

     (i) The Licensed Masters supplied by Licensor under this Agreement as well as all mothers and stampers produced therefrom by or for Licensee;

     (ii) Licensor's copyright and other property rights under statutory and/or common law in the Licensed Masters, tapes, matrices, and mothers and stampers;

     (iii) Any and all copyrights, trademarks or other similar rights or other property rights which may otherwise accrue to Licensee or to any of its distributors, agents or representatives by reason of the exercise of the rights granted by this Agreement;

     (iv) The exclusive right to use or license the Licensed Masters or the performance embodied thereon for use in connection with the synchronization of said performance with television productions and/or motion pictures, including any soundtrack albums derived therefrom, whether produced in the Territory or otherwise.

  (b) Licensee will, upon request, execute or cause to be executed, and will deliver to Licensor, all documents necessary to establish and effectuate Licensor's unencumbered ownership of all such rights.

  (c) Licensee shall take all precautions necessary, including but not limited to placing the appropriate "P" line credit on all Album jackets, sleeves, labels or inlay cards, to preserve and protect the copyright in the Licensed Masters in Licensor's name and to prevent same from falling into the public domain.

  (d) All records manufactured under the authority of this Agreement shall be distributed in packaging materials bearing a Universal Product Code (UPC) that will enable retail stores equipped with devices that identify bar codes at the point of sale to report the number of records sold to SoundScan, Inc. for tabulation if applicable.

4.           TERM

The Term of this Agreement shall be for a period of five (5) years commencing with the Closing Date of the agreement or when otherwise terminated under
Section 18 below. Each year of the Term may hereinafter be referred to as a "Contract Year".

5.           ADVANCES

         [Intentionally deleted]

6.           ROYALTIES

In consideration of the license and rights herein granted to Licensee, Licensee hereby agrees to pay all of the following to Licensor:

  (a) A royalty of eight (8%) percent based on the actual selling price to the consumer, such royalty being accruable on one hundred percent (100%) of all copies of the Albums which are exploited hereunder which amount shall in no event be less than US $.04 per master recording on cassettes and US $.06 per master recording on compact disc. Royalties on "bonus" or "free" records shall be US $.04 per master recording on cassettes and US $.06 per master recording on compact disc.

  (b) In computing the number of Albums manufactured and sold hereunder Licensee shall have the right to deduct returns and credits on account of defective merchandise, errors in billing and errors in shipment.



7.           ACCOUNTING STATEMENTS

  (a) During the Term of this Agreement and thereafter as long as Licensee continues to sell the Album hereunder, Licensee agrees to keep all usual and proper records and books of account and make all usual and proper entries therein relating to the exploitation of the Album.

  (b) Licensee shall deliver to Licensor within thirty (30) days following the last day of March, June, September and December of each year detailed written statements, showing sales of records hereunder during such period. Licensee shall in said statements advise Licensor in writing of the identity of each Album manufactured hereunder and identify each Licensed Master embodied thereon. Such statements shall include the following information:

     (i) The number of copies of the Album sold within the Territory during the accounting period; and

     (ii) The amount of royalties and other payments due to Licensor pursuant to this Agreement.

  (c) Simultaneously with the delivery of the accounting statements referred to above, Licensee shall pay to Licensor, at the above written address, all sums shown to be due to Licensor by such statements. All payments shall be made in United States Dollars (where applicable computed at the rate of exchange existing on the date the payments are required to be made pursuant to the terms of this Agreement).

  (d) In the event Licensee does not pay to Licensor the amount shown to be due by any accounting statement on the date the payment is required to be made pursuant to the terms of this Agreement then:

     (i) Licensor may at its election terminate this Agreement hereunder pursuant to Clause 18(b) or (c) below; and/or

      (ii) Licensor may charge interest at the rate of three percent (3%) above the then current Prime Lending Rate to and payable by Licensee for the period commencing upon the date such payment was due until the date such payment is made.

  (e) In the event that Licensee is unable because of governmental restrictions to make payment in the manner described in this Clause and if Licensor agrees to accept payment in a currency other than United States Dollars, Licensee shall deposit (at Licensee's expense) to Licensor's credit or account or to such other account as Licensor may from time to time designate, in a depository selected by Licensor, all sums payable to Licensor hereunder. Notwithstanding, in the event that Licensee in unable because of governmental restrictions to make payment to Licensor in the United States or in United States Dollars, Licensor shall have the right to terminate this Agreement upon thirty (30) days written notice, without prejudice to Licensor's rights.

8.           INSPECTION

  (a) Licensee shall permit Licensor or its duly authorized representative to inspect, audit, abstract and copy such of Licensee's books and records as reasonably relate to the subject matter of this Agreement. Such inspection shall be allowed twice during each calendar year for as long as Licensee continues to distribute or sell the Album, and twice in each of the two (2) years thereafter, upon thirty (30) days written notice, and may be conducted at Licensee's regular place of business in the United States or where books and records are maintained.

In the event calculation of royalty payments is determined by a computer based system, Licensor shall be permitted to examine the machine sensible data utilized by such system and the related documentation describing such system and Licensee agrees to retain such data for at least two (2) years after the expiration of this Agreement.

  (b) Any inspection undertaken by Licensor shall be at Licensor's expense provided, however, that if an underpayment equal to or in excess of five (5%) percent of the royalties properly due and payable to Licensor is discovered, Licensee shall reimburse Licensor for the expense of such inspection in addition to remitting the amount determined to be properly due plus accrued interest at the rate of three percent (3%) above the then current Prime Lending Rate.

  (c) This Clause shall survive the termination of this Agreement or any subsequent agreement between the parties hereto covering generally the subject matters covered herein.

9.           THIRD PARTY PAYMENTS

  (a) With respect to royalties payable to copyright proprietors by reason of Licensee's exercise of its rights hereunder, Licensee agrees to secure licenses from such copyright proprietors or their agents in the Territory and to make payments directly to such proprietors or agents. No rights to manufacture and exploit the Licensed Masters are granted hereunder until Licensee secures such copyright licenses.

  (b) Licensee shall be responsible for the payment of any sums that may be payable to the Special Payments Fund and the Music Performance Trust Fund of the American Federation of Musicians (the "AFofM") or any other union or guild (including AFTRA) based upon the manufacture and sale of the Licensed Masters as contained on the Albums. Licensee shall pay to Licensor an additional royalty of one (1%) percent of the actual selling price to the consumer for the "AFofM" royalty, said royalty being payable by Licensee to Licensor in accordance with paragraph 7 herein.

  (c) Licensee shall be responsible for any amounts properly becoming due to any union or guild having jurisdiction in the nature of so-called "re-use" fees arising as a result of Licensee's use of the performances embodied on the Masters hereunder, including but not limited to commercial advertisements for the sale of the Licensed Masters as contained on the Albums.

  (d) Subject to subsections (a), (b), and (c) above, Licensor shall pay all other royalties and payments, if any, which may become due to artists, producers and other contributors to the performances embodied on the Licensed Masters.

  (e) Within thirty (30) days of receipt of Licensor's invoice Licensee shall pay to Licensor costs incurred by Licensor relating to copying, packaging and shipping of the Licensed Masters, negatives, advertising, promotional, display and any other materials supplied or caused to be supplied by Licensor.

10.          DELIVERY AND QUALITY OF LICENSED MASTERS

  (a) Licensor shall use its best efforts to deliver or cause to be delivered within twenty (20) days after acceptance of Licensee's request therefor and receipt of copies of Licensee's mechanical copyright licenses, copy master tapes of those Licensed Masters then agreed to be licensed hereunder. Such copy master tapes shall be of suitable quality for use in the commercial production of records for general sale. Any Licensed Masters delivered to Licensee hereunder, shall be deemed to be technically satisfactory for the purposes hereunder, unless Licensor has been notified to the contrary within ten days (10) after receipt of the said Licensed Masters. Any such notification must contain a written technical report from the laboratory of Licensee which specifically details and describes any technical defects in the material. Upon receipt of such notification, Licensor shall attempt to have the defects corrected, at its expense, and reship the corrected Licensed Masters promptly thereafter.

  (b) Licensor shall supply to Licensee in writing the correct title of the recorded work(s), the names of the author and composer thereof, the names of the recording artists as Licensor desires to have them displayed on the label of the Album, and any other relevant copyright information available to Licensor.

11.      SUBSTITUTIONS

  (a) In the event Licensor is not reasonably able to correct the noticed defects pursuant to Clause 10 above, or in the event the Licensor's ownership of or otherwise control of the rights of any Licensed Master has become encumbered, restricted or terminated, the Licensor, in its sole discretion, reserves the right to substitute a Licensed Master.

  (b) Licensee's sole remedy, in the event of Licensor's failure to provide a substitute Licensed Masters referred to above, shall be the refund of monies paid as advances for such Licensed Master and no other.

12.          LABEL CREDIT

The labels, sleeves and inlay cards of all Records shall bear a credit to Licensor in such form as indicated on the Schedules.

13.          SAMPLES

Licensee shall provide Licensor, prior to the distribution thereof, with three
(3) sample copies of the Albums.

14.          LICENSEE'S WARRANTIES

Licensee warrants and represents that:

  (a) Licensee possesses the full right, power and authority to enter into this Agreement.

  (b) Prior to the delivery of the master tapes and prior to the manufacture of records, Licensee shall have obtained all mechanical copyright licenses relating to the musical compositions embodied on the Licensed Masters contained on such Album and shall remit copies of such mechanical licenses to Licensor. This warranty is of the essence of this Agreement.

  (c) All Albums manufactured by Licensee hereunder shall be of the highest quality and shall be consistent with the standards of the record industry.

  (d) All Albums manufactured by Licensee hereunder shall be exploited by Licensee in strict compliance with all the terms and conditions of this Agreement. In particular, but without limitation, Licensee hereby expressly warrants that no Album may be exported for sale outside the Territory nor shall Licensee knowingly sell any Album manufactured hereunder to any third party intending to resell same outside the Territory.

  (e) Neither Licensee nor anyone claiming rights through Licensee shall sell, assign, transfer, mortgage, hypothecate or subject to any lien or encumbrance the Licensed Masters or any of the above rights, and any attempt thereto shall cause the immediate termination of this Agreement and/or be deemed null and void and of no force and effect whatsoever.

15.          LICENSOR'S WARRANTIES

Licensor warrants and represents that:

  (a) Licensor possesses the full right, power and authority to enter into and to perform this Agreement.

  (b) At the time of delivery of the Licensed Masters Licensor will be the exclusive owner of or otherwise control the rights herein granted to Licensee in such Licensed Masters.

  (c) The Licensed Masters were recorded and otherwise prepared in all respects in accordance with the rules and regulations of all unions and similar associations having jurisdiction.

16.          INDEMNIFICATION

  (a) Each of the parties hereto shall indemnify, save and hold the other harmless from loss or damage arising out of or connected with any claim by a third party which is inconsistent with any of the recitals, agreements, representations or warranties herein. Either party shall reimburse the other on demand for any payment made by the demanding party at any time after the date hereof in respect of any liability or claim to which this indemnity relates and which has resulted in an adverse final judgment against the demanding party, or a settlement approved by both parties, in which it is determined that the ultimate liability is that of the indemnifying party. Prompt notice shall be given to the indemnifying party of any claim to which this indemnity relates and the indemnifying party shall have the right, at its own expense to control the defense thereof, provided that:

      (i) The demanding party shall have the right to cooperate in such defense at its own expense.

     (ii) If the indemnifying party shall not exercise its right to control the defense, then the demanding party shall, in addition to any other indemnity hereunder, be reimbursed for its reasonable expenses (including reasonable attorney's fees), if any, incurred in the defense if it shall be determined that the ultimate liability is that of the indemnifying party; and

  (b) Nothing herein is to be construed so as to permit Licensee the right to withhold royalties payable hereunder.

17.   ASSIGNMENT

Neither this Agreement nor the rights granted to Licensee hereunder may be assigned by Licensee without the written consent of Licensor. Licensor shall be entitled to assign this Agreement including its rights hereunder to any parent, affiliated or subsidiary company or corporation, or to anyone owning or acquiring substantially all of the capital stock or assets of Licensor.

18.    TERMINATION OR EXPIRATION

  (a)  Bankruptcy and Insolvency.

In the event Licensee shall be adjudged a bankrupt or in the event that any insolvency proceedings are instituted by or against Licensee and are not dismissed within thirty (30) days after the institution thereof, or in the event a trustee or receiver is appointed to take over all or a substantial part of Licensee's assets, Licensee's rights under this Agreement shall automatically terminate, and such termination shall be deemed effective as of the commencement of the event which gave rise to such termination. In the event of such termination, all monies due and unpaid by Licensee pursuant to this Agreement shall there upon become due and payable. Further, all Licensed Masters and all copies thereof, all color separations and other artwork and all other property of Licensor shall be returned to Licensor at Licensee's expense, and in no event shall the title thereto or any rights therein be acquired by or vest in any trustee, receiver or in any other party by reason of any such insolvency, bankruptcy or other such occurrence affecting Licensee.

  (b)  Breaches.

Without prejudice to any other rights or claims which Licensor may have, Licensor may, at its option, terminate this Agreement upon giving not less than fifteen (15) days written notice and period to cure to Licensee, in the event of any of the following, which shall constitute a material breach of this
Agreement:

     (i) Licensee shall fail to account and make payments hereunder or shall fail to perform any other of its material obligations required of it hereunder.

     (ii) Licensee, through act or omission, shall violate or knowingly permit the violation of any of its warranties and representations hereunder.

     (iii) Licensee utilizes or duplicates Licensor's mark in violation of the applicable terms of this Agreement.

     (iv) Licensee denies Licensor the right granted hereunder to audit Licensee's books.

  (c) Immediate Termination.

Notwithstanding Section 18(b) above, and without prejudice to any other rights or claims which Licensor may have, Licensor shall have the right to immediately terminate this license without any written notice to Licensee in the event of any of the following:

     (i) Licensee has failed to timely account and make payments hereunder a total of four (4) times, whether or not prior delinquent accountings and payments have been made.

     (ii) Licensee has willfully reported inaccurate accountings of payments due hereunder.

     (iii) Licensee knowingly exports, distributes or licenses any Licensed Master or Album outside the Territory.

  (d) Death or change in ownership.

In the event of: (i) the death of Philip Kives; or (ii) discontinuance of Philip Kives as an active senior officer or manager of Licensee; or (iii) a change in the ownership of fifty percent (50%) or more of the Licensee, Licensor may terminate this Agreement by giving the Licensee fifteen (15) days' written notice. In such event Licensee shall have a six (6) month period in which to sell off existing inventory of the Albums.

  (e) Termination/Expiration Procedure.

     (i) In the event of the termination of this Agreement, all rights herein granted by Licensor to Licensee shall immediately terminate and shall thereupon revert to Licensor, free and clear of any claims by Licensee. Licensee shall continue, nevertheless, to be responsible for accounting and payments as set forth in this Agreement, and upon notification from Licensor will return to Licensor or to Licensor's designee at Licensee's expense, all tapes, matrices, duplicate tapes, masters, mothers and stampers supplied by Licensor hereunder that are in Licensee's possession or control.

     (ii) If this Agreement expires by expiration of the Term then, at the end of the Term, all Licensed Masters, tapes or matrices supplied to Licensee and all derivatives of said tapes and matrices, including duplicate tapes, masters, mothers and stampers provided to Licensee pursuant to the License Agreement, shall at Licensor's election either be destroyed in the presence of one of Licensor's duly authorized representatives, or delivered to Licensor free of cost to Licensor.

  (f) Sell-off.

     (i) Licensee shall advise Licensor in writing, upon the expiration of the term, the quantity of Albums that are in Licensee's stock at the time of said expiration.

     (ii) Provided Licensee supplies Licensor with the aforesaid information Licensee shall be entitled to sell-off, for a period of six (6) months thereafter, all existing stocks of the applicable Album subject to the continuing obligation to account for and pay royalties on such sales in accordance with the terms hereof.

     (iii) Upon the expiration of the sell-off period Licensee shall, at its sole cost and expense, destroy all of its existing inventory of Albums and shall furnish Licensor with an affidavit of destruction executed by an officer of Licensee.

19.          NOTICES

All accounting or payment which Licensee is hereto required to give to Licensor shall be addressed to the addresses first above written. All other notices and other items from one party to the other hereunder will, unless herein indicated to the contrary, be addressed as follows;

To Licensee:               At Licensee's address as set forth on the first
                           page hereof;


To Licensor:               At Licensor's address as set forth on the first
                           page hereof, directed to the attention of:
                           Vice President, Business Affairs

or to such other address as either party shall designate in writing to the other party from time to time. Unless otherwise set forth in this Agreement, all notices shall be deemed duly given on the date of mailing.

20.          MANUFACTURING

Licensor shall be afforded the right of first refusal to manufacture all of the product which include master recordings hereunder. The right of first refusal shall be exercised within five (5) business days of receipt of a written notice of third party offer to manufacture.

21.          MISCELLANEOUS

  (a) This Agreement set forth the entire understanding between Licensor and Licensee with respect to the subject matter hereof, all prior negotiations or alleged understandings are merged herein, and no amendment to or modification of this Agreement or any provision hereof shall be binding upon Licensor and Licensee unless confirmed by a written instrument signed by an Officer of Licensee and Licensor's authorized signatory. Any process in any action, suit or proceeding arising out of or relating to this agreement may, among other methods, be served upon Licensee by delivering it or mailing it in accordance with Clause 19 above. No waiver of any provision of or default under this Agreement shall affect Licensee's or Licensor's rights, as the case may be, thereafter to enforce such provision or to exercise any right or remedy in the event of any other default, whether or not similar.

  (b) Any act or failure to act by either party shall not be construed as a waiver of any of such party's rights hereunder unless a memorandum thereof, expressing the intention to waive, signed by the party to be charged, is made and delivered to the other party. Any such waiver shall not be deemed to be a waiver of any past or future breach of the same or any other provision of this Agreement.

  (c) If any part of this Agreement shall be determined to be invalid or unenforceable by a court of competent jurisdiction or by any other legally constituted body having jurisdiction to make such determination, the remainder of this Agreement shall remain in full force and effect.

  (d) The captions herein are for convenience only, do not constitute a part of this Agreement, and are not to be used in the construction thereof.

  (e) This agreement and any arbitration conducted under paragraph (g) of this Clause 21 will be governed by and construed in accordance with the substantive, procedural and evidentiary laws and rules of the State of Minnesota.

  (f) Subject to paragraph (g) of this Clause 21, the parties hereby submit to the jurisdiction of, and waive any venue objections against, the United States District Court for the District of Minnesota and the trail courts of the State of Minnesota, in any litigation and/or arbitration arising out of this Agreement, and each party hereby consents to the personal jurisdiction of such courts for purposes of this Agreement, including entry of enforcement of any arbitration award or judgment.

  (g) Any claim, dispute, or controversy arising out of or in connection with or relating to this Agreement or the breach or alleged breach thereof shall be submitted by the parties to arbitration by the American Arbitration Association ("AAA") in the City of Minneapolis, Minnesota, under the commercial rules then in effect for the Association except as provided herein. A transcribed record shall be prepared. The AAA shall recommend three (3) arbitrators who are knowledgeable in the field in dispute. The parties shall agree upon one (1) of the three within twenty (20) days. If no arbitrator is mutually agreed upon, the AAA shall make such appointment within thirty (30) days of such failure.

Each party shall have the right to request the arbitrator to order reasonable and limited discovery. The award rendered by the arbitrator shall include costs of arbitration, reasonable attorneys' fees and reasonable costs for expert and other witnesses, but shall not include punitive damages against either party. Judgment on such award may be entered as provided in paragraph (f) of this Clause 21, provided that nothing in this paragraphs (g) shall be deemed as preventing either party from seeking relief from the courts as necessary to protect either party`s name, proprietary information, trade secrets, know-how, or any other appropriate provisional remedy.

  (h) Clause 6, 7, 8, 9, 12, 14, 16, 18(f) and 21 will survive the termination of this Agreement.

22.          DEFINITIONS

As used in this Agreement, the following terms shall have the indicated meanings:

  (a) "master recordings" - recordings which embody sound alone and are intended for reproduction in the form of records or otherwise.

  (b) "Record" or "record" means any reproduction of a master recording in the form of analog cassette tapes and compact discs.

  (c) "exploit" - shall mean the manufacture, distribution, advertising, promotion and sale of the Album pursuant to the terms hereof.

  (d) "Album" - that record (which shall contain all of the Licensed Masters) manufactured, distributed and sold by Licensee hereunder which shall contain up to one hundred and fifty (150) master recordings on one or more Records.

  (e) "Records sold", "record sales" and "sales" mean one hundred (100%) percent of those records shipped by Licensee hereunder and not returned.

  (f) "Infomercial" - shall mean a minimum of a twenty (28) eight minute television broadcast show as customary in the industry.

  (g) "Territory" - United States

  (h) "this Agreement" - shall mean this agreement and the Schedule "A" annexed hereto.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.



DOMINION ENTERTAINMENT, INC.                         K-TEL INTERNATIONAL, INC.



BY_______________________                       BY__________________________
    An authorized signatory                         An authorized signatory


NAME__________________________                  NAME________________________
         Please print or type                              Please print or type


TITLE_________________________                  TITLE_______________________



                                   SCHEDULE A

    Annexed to and forming part of Agreement dated _________________ , 1995


ALBUM TITLE:        HEARTBREAKER

CATALOG NUMBER:

LICENSED MASTERS:

     TITLE                                   ARTIST

RAINDROPS KEEP FALLING ON MY HEAD       B.J. THOMAS
JEAN                                    OLIVER
CRYSTAL CHANDELIERS                     VIC DANNA
I BELIEVE                               FRANKIE LAINE
JUST WALKING IN THE RAIN                JOHNNY RAY
LOVE LETTERS IN THE SAND                PAT BOONE
RED ROSES FOR A BLUE LADY               VIC DANNA
CARA MIA                                JAY BLACK
BESAME MUCHO                            TRINI LOPEZ
LOVE IS A MANY SPLENDORED THING         FOUR ACES
VENUS*                                  FRANKIE AVALON
MR. BLUE                                FLEETWOODS
YOUNG GIRL                              GARY PUCKET AND
                                             THE UNION GAP
JESAMINE                                CASUALS
HAPPY TOGETHER*                         TURTLES
LOVE IS ALL AROUND                      TROGGS
WISHING AND HOPING                      MERSEYBEATS
YOU WERE ON MY MIND                     CRISPIAN ST. PETERS
SILENCE IS GOLDEN                       TREMELOES
A GROOVY KIND OF LOVE                   WAYNE FONTANA
FERRY 'CROSS THE MERSEY                 GERRY & THE
                                             PACEMAKERS
YOU'VE GOT YOUR TROUBLES I'VE GOT MINE  FORTUNES
IF YOU GOTTA MAKE A FOOL OF SOMEBODY    FREDDY & THE
                                             DREAMERS
TRAINS & BOATS & PLANES                 BILLY J. KRAMER
REFLECTIONS OF MY LIFE                  MARMALADE
THE END OF THE WORLD                    SKEETER DAVIS
WILL YOU STILL LOVE ME TOMORROW         SHIRELLES
I WILL FOLLOW HIM                       SANDY POSEY
DOWN IN THE BOONDOCKS                   BILLY JOE ROYAL
LEADER OF THE PACK                      SHANGRI-LAS
RUNAWAY                                 DEL SHANNON
CORINNA CORINNA                         RAY PETERSEN
VENUS IN BLUE JEANS                     JIMMY CLANTON
IT'S MY PARTY                           LESLEY GORE
DEDICATED TO THE ONE I LOVE             SHIRELLES
HEY PAULA*                              PAUL & PAULA
TELL LAURA I LOVE HER                   RAY PETERSEN
TEEN ANGEL                              MARK DINING
CHAPEL OF LOVE                          DIXIE CUPS
ROSEGARDEN                              LYNN ANDERSON
HEARTACHES BY THE NUMBER                GUY MITCHELL
THE HAPPIEST GIRL IN THE WHOLE USA      DONNA FARGO
WHAT IN THE WORLD'S COME OVER YOU       JACK SCOTT
LUCKENBACH TEXAS                        JOHNNY RUSSELL
HELP ME MAKE IT THROUGH THE NIGHT       SAMMI SMITH
TENNESSEE WALTZ                         PATTI PAGE
HIGH NOON                               FRANKIE LAINE
SLIDE OFF YOUR SATIN SHEETS             JOHNNY PAYCHECK
WILL THE CIRCLE BE UNBROKEN             NED MILLER
I CAN'T STOP LOVING YOU                 KITTY WELLS
NO CHARGE                               MELBA MONTGOMERY
YOU LIGHT UP MY LIFE                    MARGO SMITH
GREEN GREEN GRASS OF HOME               PORTER WAGONER
**MY SPECIAL PRAYER                     PERCY SLEDGE
GREAT PRETENDER                         PLATTERS
MAKE THE WORLD GO AWAY                  TIMI YURO
ALL I COULD DO WAS CRY                  ETTA JAMES
**SMOKE GETS IN YOUR EYES               PLATTERS
SPANISH HARLEM                          BEN E. KING
WHEN A MAN LOVES A WOMAN                PERCY SLEDGE
WARM AND TENDER LOVE                    PERCY SLEDGE
STAND BY ME                             BEN E. KING
ONLY YOU                                PLATTERS
HURT                                    TIMI YURO
**HEY THERE LONELY GIRL                 EDDIE HOLMAN
**BRING IT ON HOME TO ME                EDDIE FLOYD
IF YOU DON'T KNOW ME BY NOW             HAROLD MELVIN &
                                             THE BLUENOTES
***SINGING THE BLUES                    GUY MITCHELL
***I'LL BE HOME                         PAT BOONE
***ROCKY                                DICKEY LEE
***OH LONESOME ME                       DON GIBSON


 (**)     --   CASSETTE/LP ONLY
(***)     --   COMPACT DISC ONLY
 (**)     --   CASSETTE/LP ONLY
(***)     --   COMPACT DISC ONLY




TERRITORY:          MEXICO

ADVANCE:            $.0

ROYALTY:            $.04 Per Licensed Master per Album

CONFIGURATION:      Audio cassettes and compact discs

RELEASE DATE:

LABEL CREDIT:       Courtesy of Dominion Entertainment, Inc.





DOMINION ENTERTAINMENT, INC.            K-5 LEISURE PRODUCTS

BY __________________________________      BY  _________________________________



                                   SCHEDULE B

    Annexed to and forming part of Agreement dated _________________ , 1995


ALBUM TITLE:        ROCK BOX

CATALOG NUMBER:

LICENSED MASTERS:


     TITLE                                   ARTIST

YAKETY YAK                                                  THE COASTERS
ALLEY OOP*                                                  HOLLYWOOD ARGYLES
MR. CUSTER*                                                 LARRY VERN
PAPA-OOM MOW MOW                                            RIVINGTONS
SEVEN LITTLE GIRLS                                          PAUL EVANS
     (SITTING IN THE BACK SEAT)
DOES YOUR CHEWING GUM LOSE ITS FLAVOR                       LONNIE DONEGAN
     ON THE BEDPOST OVERNIGHT?
THE BIRDS & THE BEES*                                       JEWEL AKENS
SURFIN' BIRD                                                TRASHMEN
MONSTER MASH                                                SHA NA NA
WILD THING                                                  THE TROGGS
HE'S SO FINE                                                CHIFFONS
KEEP A KNOCKIN'                                             LITTLE RICHARD
SHEILA                                                      TOMMY ROE
SPLISH SPLASH                                               SHA NA NA
PERSONALITY                                                 LLOYD PRICE
THE GREAT PRETENDER                                         THE PLATTERS
WILD ONE                                                    BOBBY RYDELL
HEY LITTLE GIRL (IN THE HIGH                                DEE CLARK
     SCHOOL SWEATER)
LITTLE DARLIN'                                              THE DIAMONDS
HE'S A REBEL                                                CRYSTALS
THE LETTER                                                  THE BOX TOPS
LET'S HAVE A PARTY                                          WANDA JACKSON
DA DOO RON RON                                              CRYSTALS
LONG TALL SALLY                                             LITTLE RICHARD
STAGGER LEE                                                 LLOYD PRICE
JAMBALAYA                                                   JOHNNY RUSSELL
SLOW TWISTIN'                                               CHUBBY CHECKER
RED RIVER ROCK                                              JOHNNY & THE
                                                               HURRICANES
THE STROLL                                                  THE DIAMONDS
DO YOU WANNA DANCE?                                         BOBBY FREEMAN
MASHED POTATO TIME                                          DEE DEE SHARP
PEPPERMINT TWIST                                            JOEY DEE & THE
                                                               STARLITERS
SHAKIN' ALL OVER                                            CHAD ALLEN (FORMERLY
                                                               OF THE GUESS WHO)
BRISTOL STOMP                                               DOVELLS
LUCILLE                                                     LITTLE RICHARD
LEADER OF THE PACK                                          SHANGRI-LAS
BLUE MOON                                                   THE MARCELS
AIN'T THAT A SHAME                                          PAT BOONE
CHAPEL OF LOVE                                              DIXIE CUPS
PARTY DOLL                                                  BUDDY KNOX
HIPPY HIPPY SHAKE                                           SWINGIN' BLUE JEANS
REBEL ROUSER                                                DUANE EDDY
TELL HIM                                                    THE EXCITERS
UNDER THE BOARDWALK                                         THE DRIFTERS
MY BOYFRIEND'S BACK                                         THE ANGELS
STAND BY ME                                                 BEN E. KING
GOOD GOLLY MISS MOLLY                                       LITTLE RICHARD
RUNAWAY                                                     DEL SHANNON
HEY PAULA*                                                  PAUL & PAULA
WHEN A MAN LOVES A WOMAN                                    PERCY SLEDGE
HURT                                                        TIMI YURO
THEN HE KISSED ME                                           THE CRYSTALS
SAVE THE LAST DANCE FOR ME                                  THE DRIFTERS
MY GUY                                                      MARY WELLS
ONE FINE DAY                                                THE CHIFFONS
PATCHES                                                     CLARENCE CARTER
MY TRUE LOVE                                                JACK SCOTT
GOIN OUT OF MY MIND                                         LITTLE ANTHONY
DEDICATED TO THE ONE I LOVE                                 THE SHIRELLES
MY HEART IS AN OPEN BOOK                                    CARL DOBKINS
WHISPERING GRASS                                            INK SPOTS
VENUS*                                                      FRANKIE AVALON
RAINDROPS KEEP FALLING ON MY HEAD                           B.J. THOMAS
CHARLIE BROWN                                               THE COASTERS
OH BOY                                                      WANDA JACKSON
THE HUCKLEBUCK                                              CHUBBY CHECKER
PEPINO THE ITALIAN MOUSE                                    JOEY CHEDDAR
STUPID CUPID                                                WANDA JACKSON
HATS OFF TO LARRY                                           DEL SHANNON
SUSIE DARLING                                               ROBIN LUKE
LET'S TWIST AGAIN                                           CHUBBY CHECKER
SPEEDY GONZALES                                             PAT BOONE
IF I HAD A HAMMER                                           TRINI LOPEZ
TEQUILA                                                     ACE CANNON
COME SOFTLY TO ME                                           FLEETWOODS
JUST WALKING IN THE RAIN                                    JOHNNY RAY
RHYTHM OF THE RAIN                                          CASCADES
WHAT'S A MATTER BABY                                        TIMI YURO


TERRITORY:               MEXICO

ADVANCE:            $.0

ROYALTY:            $.04 Per Licensed Master per Album

CONFIGURATION:      Audio cassettes and compact discs

RELEASE DATE:

LABEL CREDIT:       Courtesy of Dominion Entertainment, Inc.





DOMINION ENTERTAINMENT, INC.            K-5 LEISURE PRODUCTS

BY __________________________________      BY  _________________________________


                                   SCHEDULE C

 Annexed to and forming part of Agreement dated ________________________ , 1995


ALBUM TITLE:        POP HISTORY

CATALOG NUMBER:

LICENSED MASTERS:

     TITLE                                   ARTIST

SUGAR BABY LOVE                         RUBETTES
BEAUTIFUL SUNDAY                        DANIEL BOONE
LOVE GROWS WHERE MY ROSEMARIE GOES      EDISON LIGHTHOUSE
COME AND GET IT                         BADFINGER
UNDERCOVER ANGEL                        ALAN O'DAY
EVERLASTING LOVE                        ROBERT KNIGHT
HOOKED ON A FEELING                     B.J. THOMAS
*DANCING ON A SATURDAY NIGHT            BARRY BLUE
THE NIGHT CHICAGO DIED                  PAPER LACE
INDIAN RESERVATION                      DON FARDON
ARIZONA                                 MARK LINDSAY
BILLY DON'T BE A HERO                   PAPER LACE
ME AND YOU AND A DOG NAMED BOO          LOBO
SAN BERNADINO                           CHRISTIE
YELLOW RIVER                            CHRISTIE
I'D LOVE YOU TO WANT ME                 LOBO
DON'T EXPECT ME TO BE YOUR FRIEND       LOBO
IF YOU DON'T KNOW ME BY NOW             HAROLD MELVIN & THE BLUENOTES
DON'T LET THE SUN CATCH YOU CRYING      GERRY & THE PACEMAKERS
GOODBYE                                 MARY HOPKINS
MR. BOJANGLES                           GLENN YARBOROUGH
ONE TIN SOLDIER                         ORIGINAL CASTE
DO YOU WANNA MAKE LOVE?                 PETER MCCANN
DRIFT AWAY                              DOBIE GRAY
RIDE CAPTAIN RIDE                       BLUES IMAGE
SOONER OR LATER                         GRASSROOTS
PIED PIPER                              CHRISTIAN ST. PETERS
BEG STEAL OR BORROW                     NEW SEEKERS
*IT AIN'T ME BABE                       TURTLES
*ELENORE                                TURTLES
LAY DOWN                                MELANIE
OB LA DI OB LA DA                       MARMALADE
THE LETTER                              THE BOX TOPS
HERE COMES MY BABY                      TREMELOES
BUILD ME UP BUTTERCUP                   FOUNDATIONS
LADY WILLPOWER                          GARY PUCKET & THE
                                             UNION GAP
GOOD MORNING STARSHINE                  OLIVER
IN THE SUMMERTIME                       MUNGO JERRY
JUDY IN DISGUISE                        JOHN FRED & HIS
                                             PLAYBOY BAND
BABY COME BACK                          EQUALS
BEND ME SHAPE ME                        AMERICAN BREED
DIZZY                                   TOMMY ROE
**LIGHTNING STRIKES                     LOU CHRISTIE
**SATISFACTION GUARANTEED               HAROLD MELVIN & THE BLUENOTES
***SURF CITY                            JAN & DEAN
***HITCHIN' A RIDE                      VANITY FAIR




TERRITORY:               MEXICO

ADVANCE:            $.0

ROYALTY:            $.04 Per Licensed Master per Album

CONFIGURATION:      Audio cassettes and compact discs

RELEASE DATE:

LABEL CREDIT:       Courtesy of Dominion Entertainment, Inc.





DOMINION ENTERTAINMENT, INC.            K-5 LEISURE PRODUCTS


BY __________________________________      BY  _________________________________